Exhibit 99.1

P R E S S A N N O U N C E M E N T

Progress Announces First Quarter 2022 Financial Results

Revenue and Earnings Per Share Exceed Guidance Ranges
Full Year Guidance Increased for Revenue and Earnings Per Share

BEDFORD, Mass, March 29, 2022 (GlobeNewswire) — Progress (Nasdaq: PRGS), the trusted provider of infrastructure software, today announced financial results for its fiscal first quarter ended February 28, 2022.

First Quarter 2022 Highlights:

•Revenue of $144.9 million increased 19% year-over-year on an actual currency basis, and 21% on a constant currency basis.
•Non-GAAP revenue of $147.5 million increased 12% on an actual currency basis, and 14% on a constant currency basis.
•Annualized Recurring Revenue (ARR) of $479 million increased 12% year-over-year on a constant currency basis.
•Operating margin was 20% and Non-GAAP operating margin was 40%.
•Diluted earnings per share was $0.46 compared to $0.42 in the same quarter last year, an increase of 10%.
•Non-GAAP diluted earnings per share was $0.97 compared to $0.95 in the same quarter last year, an increase of 2%.

“We are extremely pleased with our strong first quarter results which built on the momentum from last year,” said Yogesh Gupta, CEO at Progress. “Customer demand and our execution remained solid, the integration of Kemp is on track and going very well, and the M&A deal pipeline remains robust. Although our financial exposure to Russia and Belarus is immaterial, we are nonetheless horrified by the geopolitical events and saddened by the humanitarian tragedy in Ukraine. Our hearts are with all of those in the region.”

Additional financial highlights included(1):

	Three Months Ended
	GAAP			Non-GAAP
(In thousands, except percentages and per share amounts)	February 28, 2022	February 28, 2021	% Change	February 28, 2022	February 28, 2021	% Change
Revenue	$144,922	$121,280	19%	$147,505	$131,784	12%
Income from operations	$29,432	$27,416	7%	$58,732	$56,657	4%
Operating margin	20%	23%	(300) bps	40%	43%	(300) bps
Net income	$20,454	$18,961	8%	$43,560	$42,504	2%
Diluted earnings per share	$0.46	$0.42	10%	$0.97	$0.95	2%
Cash from operations (GAAP) /Adjusted free cash flow (Non-GAAP)	$44,093	$44,688	(1)%	$44,681	$46,515	(4)%
(1)See Legal Notice Regarding Non-GAAP Financial Information

Other fiscal first quarter 2022 metrics and recent results included:

•Cash, cash equivalents and short-term investments were $173.3 million at the end of the quarter.
•DSO was 52 days compared to 53 days in the fiscal first quarter of 2021 and 60 days in the fiscal fourth quarter of 2021.
•On March 23, 2022, our Board of Directors declared a quarterly dividend of $0.175 per share of common stock that will be paid on June 15, 2022 to shareholders of record as of the close of business on June 1, 2022.

Anthony Folger, CFO, said: “We delivered strong financial results across the board in the first quarter, a continuation of the trend that we saw for much of fiscal year 2021. The integration of Kemp is tracking to plan and Kemp’s first full quarter with Progress contributed in line with our expectations and helped sustain the momentum of our total growth strategy.”

2022 Business Outlook

Progress provides the following guidance for the fiscal year ending November 30, 2022 and the fiscal second quarter ending May 31, 2022:

	Updated FY 2022 Guidance (March 29, 2022)		Prior FY 2022 Guidance (January 18, 2022)
(In millions, except percentages and per share amounts)	GAAP	Non-GAAP	GAAP	Non-GAAP
Revenue	$601 - $609	$609 - $617	$597 - $607	$605 - $615
Diluted earnings per share	$2.16 - $2.23	$4.01 - $4.09	$1.93 - $2.03	$3.95 - $4.05
Operating margin	23%	39% - 40%	21%	39%
Cash from operations (GAAP) / Adjusted free cash flow (Non-GAAP)	$188 - $193	$185 - $190	$188 - $193	$185 - $190
Effective tax rate	21%	20% - 21%	20% - 21%	20% - 21%

Q2 2022 Guidance
(In millions, except per share amounts)	GAAP	Non-GAAP
Revenue	$143 - $146	$145 - $148
Diluted earnings per share	$0.62 - $0.64	$0.94 - $0.96

Based on current exchange rates, the expected negative currency translation impact on Progress' fiscal year 2022 business outlook compared to 2021 exchange rates is approximately $9.2 million on GAAP and non-GAAP revenue, and approximately $0.03 on GAAP and non-GAAP diluted earnings per share. The expected negative currency translation impact on Progress' fiscal Q2 2022 business outlook compared to 2021 exchange rates on GAAP and non-GAAP revenue is approximately $2.8 million. The expected negative impact on GAAP and non-GAAP diluted Q2 2022 earnings per share is $0.01. To the extent that there are changes in exchange rates versus the current environment, this may have an impact on Progress' business outlook.

Conference Call

Progress will hold a conference call to review its financial results for the fiscal first quarter of 2022 at 5:00 p.m. ET on Tuesday, March 29, 2022. The call can be accessed on the investor relations section of the company’s website, located at www.progress.com. Additionally, you can listen to the call by telephone by dialing 800-773-2954 or +1 847-413-3731, passcode 50242106. The conference call will include comments followed by questions and answers. An archived version of the conference call and supporting materials will be available on the Progress website within the investor relations section after the live conference call.

Legal Notice Regarding Non-GAAP Financial Information

Progress provides non-GAAP financial information as additional information for investors. These non-GAAP measures are not in accordance with, or an alternative to, generally accepted accounting principles in the United States ("GAAP"). Progress believes that the non-GAAP results described in this release are useful for an understanding of its ongoing operations and provide additional detail and an alternative method of assessing its operating results.  A reconciliation of non-GAAP adjustments to the company's GAAP financial results is included in the tables below and is available on the Progress website at www.progress.com within the investor relations section. Additional information regarding the company's non-GAAP financial information is contained in the company's Current Report on Form 8-K furnished to the Securities and Exchange Commission in connection with this press release, which is also available on the Progress website within the investor relations section.

Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “should,” “expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other terms of similar meaning or the use of future dates.

Forward-looking statements in this press release include, but are not limited to, statements regarding Progress' business outlook and financial guidance. There are a number of factors that could cause actual results or future events to differ materially from those anticipated by the forward-looking statements, including, without limitation:

(1) Economic, geopolitical and market conditions can adversely affect our business, results of operations and financial condition, including our revenue growth and profitability, which in turn could adversely affect our stock price. (2) We may fail to achieve our financial forecasts due to such factors as delays or size reductions in transactions, fewer large transactions in a particular quarter, fluctuations in currency exchange rates, or a decline in our renewal rates for contracts. (3) Our ability to successfully manage transitions to new business models and markets, including an increased emphasis on a cloud and subscription strategy, may not be successful. (4) If we are unable to develop new or sufficiently differentiated products and services, or to enhance and improve our existing products and services in a timely manner to meet market demand, partners and customers may not purchase new software licenses or subscriptions or purchase or renew support contracts. (5) We depend upon our extensive partner channel and we may not be successful in retaining or expanding our relationships with channel partners. (6) Our international sales and operations subject us to additional risks that can adversely affect our operating results, including risks relating to foreign currency gains and losses. (7) If the security measures for our software, services, other offerings or our internal information technology infrastructure are compromised or subject to a successful cyber-attack, or if our software offerings contain significant coding or configuration errors, we may experience reputational harm, legal claims and financial exposure. (8) We have made acquisitions, and may make acquisitions in the future, and those acquisitions may not be successful, may involve unanticipated costs or other integration issues or may disrupt our existing operations. (9) Delay or failure to realize the expected synergies and benefits of the Kemp acquisition could negatively impact our future results of operations and financial condition; (10) The continuing impact of the coronavirus disease (COVID-19) outbreak on our employees, customers, partners, and the global financial markets could adversely affect our business, results of operations and financial condition. For further information regarding risks and uncertainties associated with Progress' business, please refer to Progress' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended November 30, 2021. Progress undertakes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

About Progress

Dedicated to propelling business forward in a technology-driven world, Progress (Nasdaq: PRGS) helps businesses drive faster cycles of innovation, fuel momentum and accelerate their path to success. As the trusted provider of the best products to develop, deploy and manage high-impact applications, Progress enables customers to develop the applications and experiences they need, deploy where and how they want and manage it all safely and securely. Hundreds of thousands of enterprises, including 1,700 software companies and 3.5 million developers, depend on Progress to achieve their goals—with confidence. Learn more at www.progress.com.

Progress and Progress Software are trademarks or registered trademarks of Progress Software Corporation and/or its subsidiaries or affiliates in the U.S. and other countries. Any other names contained herein may be trademarks of their respective owners.

Investor Contact:	Press Contact:
Michael Micciche	Erica McShane
Progress Software	Progress Software
+1 781 850 8450	+1 781 280 4000
Investor-Relations@progress.com	PR@progress.com

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
(In thousands, except per share data)	February 28, 2022	February 28, 2021	% Change
Revenue:
Software licenses	$42,750	$33,317	28%
Maintenance and services	102,172	87,963	16%
Total revenue	144,922	121,280	19%
Costs of revenue:
Cost of software licenses	2,609	1,151	127%
Cost of maintenance and services	15,145	13,319	14%
Amortization of acquired intangibles	5,458	3,521	55%
Total costs of revenue	23,212	17,991	29%
Gross profit	121,710	103,289	18%
Operating expenses:
Sales and marketing	33,469	29,469	14%
Product development	28,673	24,548	17%
General and administrative	16,991	13,424	27%
Amortization of acquired intangibles	11,722	6,879	70%
Restructuring expenses	511	1,157	(56)%
Acquisition-related expenses	912	396	130%
Total operating expenses	92,278	75,873	22%
Income from operations	29,432	27,416	7%
Other expense, net	(3,480)	(2,652)	(31)%
Income before income taxes	25,952	24,764	5%
Provision for income taxes	5,498	5,803	(5)%
Net income	$20,454	$18,961	8%

Earnings per share:
Basic	$0.47	$0.43	9%
Diluted	$0.46	$0.42	10%
Weighted average shares outstanding:
Basic	43,981	44,108	—%
Diluted	44,708	44,652	—%

Cash dividends declared per common share	$0.175	$0.175	—%

Stock-based compensation is included in the condensed consolidated statements of operations, as follows:
Cost of revenue	$411	$392	5%
Sales and marketing	1,402	1,503	(7)%
Product development	2,222	1,919	16%
General and administrative	4,079	2,970	37%
Total	$8,114	$6,784	20%

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	February 28, 2022	November 30, 2021
Assets
Current assets:
Cash, cash equivalents and short-term investments	$173,322	$157,373
Accounts receivable, net	86,601	99,815
Unbilled receivables and contract assets	27,043	25,816
Other current assets	40,401	39,549
Assets held for sale	15,255	15,255
Total current assets	342,622	337,808
Property and equipment, net	13,933	14,345
Goodwill and intangible assets, net	944,326	958,337
Right-of-use lease assets	23,604	25,253
Long-term unbilled receivables and contract assets	16,233	17,464
Other assets	12,398	10,330
Total assets	$1,353,116	$1,363,537
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable and other current liabilities	$59,650	$84,215
Current portion of long-term debt, net	6,234	25,767
Short-term operating lease liabilities	8,075	7,926
Short-term deferred revenue	209,771	205,021
Total current liabilities	283,730	322,929
Long-term debt, net	263,896	239,992
Convertible senior notes, net	351,038	294,535
Long-term operating lease liabilities	21,230	23,130
Long-term deferred revenue	51,771	47,359
Other long-term liabilities	13,128	23,103
Shareholders’ equity:
Common stock and additional paid-in capital	303,678	354,676
Retained earnings	64,645	57,813
Total shareholders’ equity	368,323	412,489
Total liabilities and shareholders’ equity	$1,353,116	$1,363,537

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
(In thousands)	February 28, 2022	February 28, 2021
Cash flows from operating activities:
Net income	$20,454	$18,961
Depreciation and amortization	19,218	11,862
Stock-based compensation	8,114	6,784
Other non-cash adjustments	4,442	2,415
Changes in operating assets and liabilities	(8,135)	4,666
Net cash flows from operating activities	44,093	44,688
Capital expenditures	(831)	(1,166)
Issuances of common stock, net of repurchases	(20,906)	(11,515)
Dividend payments to shareholders	(7,784)	(7,854)
Proceeds from the issuance of debt, net of payment of issuance costs	5,517	—
Payments of principal on long-term debt	(1,719)	(18,763)
Other	(2,421)	2,986
Net change in cash, cash equivalents and short-term investments	15,949	8,376
Cash, cash equivalents and short-term investments, beginning of period	157,373	105,995
Cash, cash equivalents and short-term investments, end of period	$173,322	$114,371

RECONCILIATIONS OF GAAP TO NON-GAAP SELECTED FINANCIAL MEASURES
(Unaudited)

	Three Months Ended				% Change
(In thousands, except per share data)	February 28, 2022		February 28, 2021		Non-GAAP
Adjusted revenue:
GAAP revenue	$144,922		$121,280
Acquisition-related revenue(1)	2,583		10,504
Non-GAAP revenue	$147,505	100%	$131,784	100%	12%

Adjusted income from operations:
GAAP income from operations	$29,432	20%	$27,416	23%
Amortization of acquired intangibles	17,180	12%	10,400	8%
Restructuring expenses and other	511	—%	1,157	1%
Stock-based compensation	8,114	6%	6,784	3%
Acquisition-related revenue(1) and expenses	3,495	2%	10,900	8%
Non-GAAP income from operations	$58,732	40%	$56,657	43%	4%

Adjusted net income:
GAAP net income	$20,454	14%	$18,961	16%
Amortization of acquired intangibles	17,180	12%	10,400	8%
Restructuring expenses and other	511	—%	1,157	1%
Stock-based compensation	8,114	6%	6,784	3%
Acquisition-related revenue(1) and expenses	3,495	2%	10,900	8%
Provision for income taxes	(6,194)	(4)%	(5,698)	(4)%
Non-GAAP net income	$43,560	30%	$42,504	32%	2%

Adjusted diluted earnings per share:
GAAP diluted earnings per share	$0.46		$0.42
Amortization of acquired intangibles	0.38		0.23
Restructuring expenses and other	0.01		0.03
Stock-based compensation	0.18		0.16
Acquisition-related revenue(1) and expenses	0.08		0.24
Provision for income taxes	(0.14)		(0.13)
Non-GAAP diluted earnings per share	$0.97		$0.95		2%

Non-GAAP weighted avg shares outstanding - diluted	44,708		44,652		—%

(1)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities.

OTHER NON-GAAP FINANCIAL MEASURES
(Unaudited)

Adjusted Free Cash Flow

(In thousands)	Q1 2022	Q1 2021	% Change
Cash flows from operations	$44,093	$44,688	(1)%
Purchases of property and equipment	(831)	(1,166)	(29)%
Free cash flow	43,262	43,522	(1)%
Add back: restructuring payments	1,419	2,993	(53)%
Adjusted free cash flow	$44,681	$46,515	(4)%

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2022 GUIDANCE
(Unaudited)

Fiscal Year 2022 Updated Revenue Guidance
	Fiscal Year Ended	Fiscal Year Ending
	November 30, 2021	November 30, 2022
(In millions)		Low	% Change	High	% Change
GAAP revenue	$531.3	$600.5	13%	$608.5	15%
Acquisition-related adjustments - revenue(1)	26.0	8.5	(67)%	8.5	(67)%
Non-GAAP revenue	$557.3	$609.0	9%	$617.0	11%
(1)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Acquisition-related revenue adjustments relate to Ipswitch and Chef.

Fiscal Year 2022 Updated Non-GAAP Operating Margin Guidance
	Fiscal Year Ending November 30, 2022
(In millions)	Low	High
GAAP income from operations	$137.0	$141.2
GAAP operating margins	23%	23%
Acquisition-related revenue	8.5	8.5
Acquisition-related expense	1.6	1.6
Restructuring expense	0.9	0.9
Stock-based compensation	33.5	33.5
Amortization of acquired intangibles	69.3	69.3
Gain on sale of assets held for sale	(10.7)	(10.7)
Total adjustments(2)	103.1	103.1
Non-GAAP income from operations	$240.1	$244.3
Non-GAAP operating margin	39%	40%
(2)Total adjustments include preliminary estimates relating to the valuation of intangible assets acquired from Kemp and restructuring expenses. The final amounts will not be available until the Company’s internal procedures and reviews are completed.

Fiscal Year 2022 Updated Non-GAAP Earnings per Share and Effective Tax Rate Guidance
	Fiscal Year Ending November 30, 2022
(In millions, except per share data)	Low	High
GAAP net income	$96.0	$99.3
Adjustments (from previous table)	103.1	103.1
Income tax adjustment(3)	(20.8)	(20.3)
Non-GAAP net income	$178.3	$182.1

GAAP diluted earnings per share	$2.16	$2.23
Non-GAAP diluted earnings per share	$4.01	$4.09

Diluted weighted average shares outstanding	44.5	44.5

(3)Tax adjustment is based on a non-GAAP effective tax rate of approximately 21% for Low and 20% for High, calculated as follows:
Non-GAAP income from operations	$240.1	$244.3
Other (expense) income	(15.5)	(15.5)
Non-GAAP income from continuing operations before income taxes	224.6	228.8
Non-GAAP net income	178.3	182.1
Tax provision	$46.3	$46.7
Non-GAAP tax rate	21%	20%

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2022 GUIDANCE
(Unaudited)

Fiscal Year 2022 Adjusted Free Cash Flow Guidance
	Fiscal Year Ending November 30, 2022
(In millions)	Low	High
Cash flows from operations (GAAP)	$188	$193
Purchases of property and equipment	(6)	(6)
Add back: restructuring payments	3	3
Adjusted free cash flow (non-GAAP)	$185	$190

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR Q2 2022 GUIDANCE
(Unaudited)

Q2 2022 Revenue Guidance
	Three Months Ended	Three Months Ending
	May 31, 2021	May 31, 2022
(In millions)		Low	% Change	High	% Change
GAAP revenue	$122.5	$142.9	17%	$145.9	19%
Acquisition-related adjustments - revenue(1)	6.7	2.1	(69)%	2.1	(69)%
Non-GAAP revenue	$129.2	$145.0	12%	$148.0	15%
(1)Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Acquisition-related revenue adjustments relate to Ipswitch and Chef.

Q2 2022 Non-GAAP Earnings per Share Guidance
	Three Months Ending May 31, 2022
	Low	High
GAAP diluted earnings per share	$0.62	$0.64
Acquisition-related revenue	0.05	0.05
Acquisition-related expense	0.01	0.01
Stock-based compensation	0.19	0.19
Amortization of acquired intangibles	0.39	0.39
Gain on sale of assets held for sale	(0.24)	(0.24)
Total adjustments(2)	0.40	0.40
Income tax adjustment	(0.08)	(0.08)
Non-GAAP diluted earnings per share	$0.94	$0.96
(2)Total adjustments include preliminary estimates relating to the valuation of intangible assets acquired from Kemp. The final amounts will not be available until the Company’s internal procedures and reviews are completed.